                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    HEI, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

                                   [HEI LOGO]

                                    HEI, INC
                                  P.O. Box 5000
                             1495 Steiger Lake Lane
                            Victoria, Minnesota 55386

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 24, 2001

                    ----------------------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

         This Proxy Statement is furnished to the shareholders of HEI, Inc. (the "Company" or "HEI") in connection with the solicitation of proxies to be used in voting at the Annual Meeting, and any adjournments thereof, of the Shareholders which will be held on Wednesday, January 24, 2001, at 3:00 p.m., Central Standard Time, at The Planets, 50th Floor, IDS Center, 80 South Eighth Street, Minneapolis, Minnesota. The enclosed Proxy is solicited by the Board of Directors of the Company. The Annual Report of HEI, including financial statements, for the year ended August 31, 2000, is being mailed to each shareholder with this Proxy Statement. Copies of this Proxy Statement and the Proxy will first be mailed to shareholders on or about December 13, 2000. The shareholder giving the enclosed Proxy has the power to revoke it at any time prior to the convening of the Annual Meeting. Revocation must be in writing, signed in exactly the same manner as the Proxy, and dated. Revocations of the Proxy will be honored if received at the offices of the Company, addressed to Steve E. Tondera, Jr., on or before January 23, 2001. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers, who will be seated at the door of the meeting room. Revocation may also be effected by delivery of an executed, later dated Proxy. Unless revoked, all properly executed Proxies received in time will be voted.

         Proxies not revoked will be voted in accordance with the choice specified by the shareholders on the Proxy. Proxies which are signed but that lack any such specification will, subject to the following, be voted FOR the slate of directors proposed by the Board of Directors and listed herein and FOR the increase in the number of shares authorized for issuance under the Company's 1998 Stock Option Plan. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker turns in a "non-vote" Proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote Proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. HEI will pay for costs of soliciting Proxies, including the costs of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement. Solicitations will be made primarily by mail. In addition to the use of the mails, Proxies may be solicited by personal interview, telephone, letter or facsimile. Proxies may be solicited by officers or other employees of HEI who will receive no special compensation for their services. HEI may reimburse brokers, banks, and others holding shares in their names for others for the costs of forwarding proxy materials to, and obtaining Proxies from, beneficial owners.

                        SHARES AND PRINCIPAL SHAREHOLDERS

         Only shareholders of record at the close of business on November 20, 2000 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. As of that date, there were 4,782,196 outstanding shares of Common Stock of HEI; the only class of securities entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Cumulative voting is not permitted. The following table shows as of November 20, 2000, information regarding the share ownership of each person or group known to HEI to own beneficially more than five percent of the outstanding Common Stock of HEI, each director or nominee to become a director of the Company, each Named Executive Officer (as defined below), and all directors and executive officers as a group.
         Except as otherwise indicated, we believe that the persons listed in the following table have sole voting and investment powers with respect to the shares owned.

                            SHARES BENEFICIALLY OWNED

NAME                                                               NUMBER OF SHARES               PERCENTAGE
----                                                               ----------------               ----------
Anthony J. Fant,                                                          1,360,273                    28.4%
Chairman and Chief Executive Officer(1)
1495 Steiger Lake Lane
Victoria, MN 55386

Kyla B. Fant                                                                286,850                      6.0
2154 Highland Ave.
Birmingham, AL 35205

Steve E. Tondera, Jr.,                                                       92,900                      1.9
Vice President of Finance, Chief Financial
Officer, Secretary, Treasurer and Director(2)

Donald R. Reynolds,                                                          26,375                        *
President and Chief Operating Officer(3)

W. Thomas Goodnow,                                                           25,050                        *
Vice President Sales and Marketing(4)

Stephen K. Petersen, Vice President Operations(5)                            12,908                        *

Edwin W. Finch, III, Director(6)                                             68,250                      1.4

David W. Ortlieb, Director(7)                                                65,000                      1.4

Mack V. Traynor, III, Director(8)                                            67,000                      1.4

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP                           1,717,756                     35.9
(8 persons)

*Denotes share ownership of less than 1%

(1) Includes 10,000 shares owned directly by Fant Industries, LLC of which Mr. Fant is the sole shareholder and 79,375 shares issuable upon exercise of currently exercisable options.

(2) Includes 1,100 shares owned directly by Tondera's spouse and 80,000 shares issuable upon exercise of currently exercisable options.

(3) Includes 16,875 shares issuable upon exercise of currently exercisable options.

(4) Includes 23,750 shares issuable upon exercise of currently exercisable options.

(5) Includes 10,500 shares issuable upon exercise of currently exercisable options.

(6) Includes 55,000 shares issuable upon exercise of currently exercisable options.

(7) Includes 65,000 issuable upon exercise of currently exercisable options.

(8) Includes 65,000 shares issuable upon exercise of currently exercisable options.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Five directors are standing for reelection. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present or represented by Proxy is necessary for the election of directors. Each of the five nominees has consented to being named in this Proxy Statement and to serve if elected. If elected, these persons will serve as directors for the term of one year and until their respective successors have been elected and qualified.
         The Board of Directors recommends a vote FOR election of the five nominees. It is the intention of the persons named in the accompanying Proxy, unless authority is specifically withheld, to vote for the nominees listed below. Should any nominee become unable to serve, the persons voting the enclosed Proxy may, in their discretion, vote for a substitute nominee. Following is certain information about the nominees, all of whom are currently directors.

NAME                                                              AGE                      DIRECTOR SINCE
----                                                              ---                      --------------
ANTHONY J. FANT, Chairman of the Board and                         40                                1998
Chief Executive Officer of the Company

EDWIN W. FINCH, III, Director                                      55                                1998

DAVID W. ORTLIEB, Director                                         70                                1998

STEVE E. TONDERA, JR., Vice President of Finance,
Chief Financial Officer, Secretary, Treasurer, and                 37                                1998
Director

MACK V. TRAYNOR, III, Director                                     42                                1998

         Mr. Fant has been Chief Executive Officer of the Company since November 1998. Mr. Fant has been a director, President and Chief Executive Officer of Fant Broadcasting Company (including, for these purposes, various affiliated companies engaged primarily in television and radio broadcasting) since 1986. From 1986 to 1996, Fant Broadcasting Company acquired, built or managed a number of television and radio stations. Mr. Fant currently owns a number of businesses in diverse industries.

         Mr. Finch is the President of Diversified Drilling Corporation and has been a director and President of FHL Capital Corporation, an investment banking and business valuation firm specializing in mergers and acquisitions, since 1984. Mr. Finch also served as President of Pinson Valley Millworks, Inc., a distributor of millworks products, from 1988 to 1996.

         Mr. Ortlieb has been an independent management consultant since 1994 and is presently the Chairman of Cronus BioPharma, Inc. Mr. Ortlieb also served as a director, President and Chief Executive Officer of Immunomedics, Inc., a biopharmaceutical company, from 1992 to 1994. Mr. Ortlieb has served as a director and executive officer of Texas Biotechnology Corporation, American Optical Corporation, Erbamont, N.V. and Abbott Laboratories.

         Mr. Tondera has served as Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of the Company since June 2000. Prior to being appointed CFO he was Managing Director of the Mexico Division of HEI. From October 1994 until June 2000 Mr. Tondera served as Chief Financial Officer of Fant Industries, LLC.

         Mr. Traynor served as President and Chief Executive Officer of NeoNetworks, a private development stage company designing high-speed data communications equipment, from October 1998 to January 1999. Mr. Traynor has served as President of Manitou Investments, a private investment and business management firm, since 1998. Mr. Traynor was a director of Telident, Inc., a telecommunications products and services company, from 1998 to 2000. Mr. Traynor also served as a director of Eltrax Systems, Inc., a networking products and services company, from 1995 to 1999, serving as Chief Financial Officer from 1995 to 1996 and President, Chief Executive Officer and Chief Operating Officer from 1995 to 1997. Mr. Traynor served as President and Chief Operating Officer of Military Communications Center, Inc., a company that provided telecommunications services to U.S. Military personnel, from 1988 to 1995. He also served as President of U.S. West Enterprises, a division of U.S. West, Inc.

MEETINGS OF THE BOARD AND CERTAIN COMMITTEES

         During the fiscal year ended August 31, 2000, the Board held a total of 7 meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which he served.

         The Executive Committee, which was established during fiscal 1999 and consists of Messrs. Fant, Finch, and Tondera, has all the authority of the Board of Directors, except with respect to certain significant and fundamental actions. The Executive Committee did not meet during the 2000 fiscal year.

         The Audit Committee, which consists of Messrs. Finch (Chairman), Ortlieb, and Traynor, reviews the annual audit plan and results with the Company's independent certified public accountants and also reviews the Company's financial statements and its accounting and reporting practices. The Audit Committee held 5 meetings during fiscal 2000 to review the Company's fiscal 1999 and 2000 financial statements and the related audit, and to consider the selection of independent certified public accountants for fiscal 2001.

         The Nominating Committee, consisting of all directors, met once during fiscal 2000 to recommend nominees for the Board of Directors. The Committee will consider persons whom the Company's shareholders recommend to the Nominating Committee as candidates for election as directors. Any shareholder wishing to make such a recommendation should submit their recommendation along with complete biographical data to the Company's Secretary at least 50 days in advance of the Company's annual meeting in accordance with the Company's Bylaws.

         The Compensation Committee, which consists of Messrs. Ortlieb (Chairman), Finch, and Traynor, met 4 times during the 2000 fiscal year to discuss executive compensation.

DIRECTORS' FEES

         The non-employee directors receive $1,000 per quarter plus $1,000 for each regular board meeting, $300 for each committee meeting and $400 for each special board meeting attended. Each committee chairperson receives an annual fee of $300. For services during the fiscal year ended August 31, 2000, $35,200 in directors' fees was paid or accrued, in the aggregate, to the non-employee directors.

DIRECTORS' STOCK OPTIONS

         Non-employee directors are entitled to participate in the Company's 1998 Stock Option Plan for Non-employee Directors (the "1998 Director Plan"). The 1998 Director Plan was adopted by the Company effective as of November 18, 1998, and approved by the shareholders of the Company at the January 1999 Annual Meeting.

         The 1998 Director Plan is administered by the full Board. The Board has the power to interpret the 1998 Director Plan, to determine all questions thereunder and to adopt and amend rules and regulations for the administration of the 1998 Director Plan, except that the Board has no authority, discretion or power to determine the number or timing of options to be granted under the 1998 Director Plan.

         Subject to adjustment in the event of certain significant corporate transactions, the number of shares of Common Stock issued or transferred, plus the number of shares covered by outstanding options, under the 1998 Director Plan may not exceed 425,000 (including any shares remaining under the 1991
Plan). Shares of Common Stock covered by an option which is cancelled or terminated will again be available to be issued or to be the subject of a stock option granted under the 1998 Director Plan. Effective as of November 18, 1998, each individual who was then a non-employee director was granted options to purchase 55,000 shares of Common Stock, subject to the approval of the adoption of the 1998 Director Plan by the shareholders of the Company. Thereafter, commencing with the 2000 Annual Meeting, each individual who is a non-employee director upon the adjournment of an annual meeting of the Company's shareholder will be granted options to purchase 10,000 shares of Common Stock, effective as of the date of such annual meeting. All of the options granted under the 1998 Director Plan will have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. Options granted under the 1998 Director Plan will become exercisable in full upon the earliest to occur of
(i) the seventh anniversary of the date of grant, (ii) the first date after the date of grant on which the fair market value of the Common Stock (as adjusted to reflect any Antidilution Event) equals or exceeds $25.00 per share, (iii) the date of the non-employee director's death or disability (as defined in the 1998 Director Plan), and (iv) the effective date of a change in control of the Company (as defined in the 1998 Director Plan).

         The exercise price of stock options granted under the 1998 Director Plan may be paid in cash, nonforfeitable, nonrestricted shares of Common Stock that are already owned by the optionee or a combination thereof. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates. Shares of Common Stock issued pursuant to the 1998 Director Plan may be authorized but unissued shares or treasury stock. Fractional shares will not be issued in connection with the exercise of a stock option, and cash in lieu thereof will be paid by the Company. No option granted under the 1998 Director Plan may be exercised more than 10 years from the date of grant. Options are not be transferable other than (i) by will or the laws of descent or distribution, (ii) to one or more members of the non-employee director's immediate family, or (iii) to a trust established for the benefit of the non-employee director and/or one or more members of his or her immediate family. In addition, options may not be exercised during a non-employee director's lifetime except by (i) the non-employee director, (ii) a permitted transferee of the non-employee director, or (iii) in the event of the legal incapacity of the non-employee director or any such transferee, by the guardian or legal representative of the non-employee director or such transferee (as applicable) acting in a fiduciary capacity on behalf thereof under state law and court supervision.


The Board may at any time amend or terminate the 1998 Director Plan. Notwithstanding the foregoing, (i) except for the adjustments described above, without the approval of the stockholders of the Company, no such amendment may increase the maximum number of shares covered by the 1998 Director Plan or cause the 1998 Director Plan or any grant made pursuant thereto to cease to satisfy any applicable condition of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (ii) no amendment or termination will adversely affect any outstanding award without the consent of the director holding such award.

         Options under the 1998 Director Plan are granted automatically. The number of options to be granted will depend on the number of non-employee directors elected to the Board and the timing of any such election. No options may be granted under the 1998 Director Plan after the tenth anniversary of its effective date. The options to purchase 55,000 shares of Common Stock granted to each of the non-employee directors as of November 18, 1998 have an exercise price of $5.50 per share. On January 20, 2000, options to purchase 10,000 shares of Common Stock were granted to each of the non-employee directors with an exercise price of $10.75 per share.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

         The following is a list of the Company's executive officers, their ages, positions, and offices as of November 20, 2000. Each of the Executive Officers are appointed annually and serve until their respective successors have been appointed and qualified. The principal business address for each of the executive officers is P.O. Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386.

ANTHONY J. FANT. Mr. Fant became Chief Executive Officer of the Company in November 1998. Mr. Fant has been a director, President and Chief Executive Officer of Fant Broadcasting Company (including, for these purposes, various affiliated companies engaged primarily in television and radio broadcasting) since 1986. From 1986 to 1996, Fant Broadcasting Company acquired, built or managed a number of television and radio stations. Mr. Fant currently owns a number of businesses in diverse industries. He is 40 years old.

DONALD R. REYNOLDS. Mr. Reynolds joined the Company in March 1998 as Executive Vice President, was appointed President in April 1998 and Chief Operating Officer in January 1999. Before joining the Company, he was employed with BF Goodrich in senior executive positions in product engineering, marketing and business unit management, and most recently as Business Unit Director for a business unit having approximately $30 million in revenues. This business unit designed and manufactured high technology products (sensors, electronics, software) for the aerospace industry. He is 42 years old.

STEVE E. TONDERA, JR. Mr. Tondera joined the Company in 1998 as Managing Director of the Mexico Division. He was appointed Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of the Company in June 2000. Prior to joining the Company, he was employed as the Chief Financial Officer of Fant Industries, LLC. He is 37 years old.

W. THOMAS GOODNOW. Mr. Goodnow joined the Company in June of 1999 as Vice President of Sales and Marketing. He was made an officer in September 2000. Before joining the Company, he was employed as the Director of Sales for GSI Incorporated, Laser Systems Division. He is 47 years old.

STEPHEN K. PETERSEN. Mr. Petersen joined the Company in March 1998 as Director of Manufacturing. He was appointed Vice President of Operations in September 2000. Before joining the Company, he was employed with Sheldahl in a variety of positions ranging from Engineer to Plant Manager and most recently as the Operations Manager. He is 48 years old.

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the other Executive Officers whose total annual compensation for fiscal 2000 (based on salary and bonus) exceeded $100,000 (the "Named Executive Officers").

                                                                         LONG-TERM
NAME AND                    FISCAL        ANNUAL COMPENSATION           COMPENSATION            OTHER
PRINCIPLE POSITION            YEAR        SALARY        BONUS          AWARDS/OPTIONS       COMPENSATION
------------------          ------        ------        -----          --------------       ------------
ANTHONY J. FANT               2000   $150,010             ---              45,000                $2,913(2)
Chief Executive Officer       1999    $75,293(1)          ---              90,000                  $216(2)
                              1998   ---                  ---                ---                    ---

DONALD R. REYNOLDS            2000   $151,731             ---              30,000                   ---
President and Chief           1999   $138,788             ---              25,000                   ---
Operating Officer             1998    $55,734         $15,000              52,500              $118,519(3)

STEVE E. TONDERA, JR.         2000   $110,011             ---              30,000                   ---
Vice President Finance and    1999    $62,094             ---              75,000                   ---
Chief Financial Officer       1998   ---                  ---                ---                    ---

W. THOMAS GOODNOW             2000   $137,394         $31,792              20,000                $3,891(2)
Vice President Sales and      1999    $33,440         $12,000              50,000                   ---
Marketing                     1998   ---                  ---                ---                    ---

STEPHEN K. PETERSON           2000   $133,286             ---              17,500                $2,665(2)
Vice President Operations     1999   $115,935         $15,000              18,000                  $628(2)
                              1998    $52,905             ---              45,000              $103,050(4)

(1) Mr. Fant was appointed Chief Executive Officer in November 1998 and began to receive salary in January 1999.

(2) Consists of Company matching contributions to 401(k) plan.

(3) Consists of a cash payment in the amount of $118,519 upon the change of control in August 1998 pursuant to the provisions of 1989 Option Plan. Upon such payment, all 52,500 options held by Mr. Reynolds at that time were cancelled.

(4) Consists of a cash payment in the amount of $103,050 upon the change of control in August 1998 pursuant to the provisions of 1989 Option Plan. Upon such payment, all 45,000 options held by Mr. Petersen at that time were cancelled.

OPTIONS GRANTED DURING FISCAL 2000

         The following table sets forth certain information regarding grants of stock options to the Named Executive Officers during fiscal year 2000 pursuant to the 1989 and 1998 Plans.

                                                           % OF
                                                           TOTAL
                                             NUMBER OF    OPTIONS
                                               SHARES     GRANTED    EXERCISE               POTENTIAL REALIZABLE VALUE
                                             UNDERLYING     IN        PRICE                  OF ASSUMED ANNUAL RATES
                                              OPTIONS     FISCAL     ($/SHARE)  EXPIRATION  OF STOCK PRICE APPRECIATION
NAME                                           GRANTED      2000        (1)         DATE         FOR OPTION TERM (2)
----                                           -------      ----     ---------      ----         ----------------
                                                                                               5%               10%
Anthony J. Fant (4)                          45,000 (3)     9.4%      $10.75      1/20/10    787,500        1,253,700


Donald R. Reynolds (4)                       30,000 (3)     6.2%      $10.75      1/20/10    525,000          835,800


Steve E. Tondera, Jr. (4)                    30,000 (3)     6.2%      $10.75      1/20/10    525,000          835,800


W. Thomas Goodnow                            20,000 (3)     4.2%      $10.75      1/20/10    350,000          557,200


Stephen K. Petersen                          15,000 (3)     3.6%      $10.75      1/20/10    262,500          417,900
                                              1,250 (5)               $6.4375     12/6/09     13,108           20,871
                                              1,250 (6)               $10.938     02/6/10     22,271           35,463

(1) All options are granted at the fair market value of the common shares at the date of grant.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities Exchange Commission (the "SEC") and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(3) These options were granted on January 20, 2000. The options will become exercisable as follows: (i) one-half of the option shares will become cumulatively exercisable in 25% increments on each of the first through fourth anniversaries of the date of grant, (ii) one-quarter of the option shares will become exercisable on the earlier of (a) the first date on which the closing price of the Common Stock has equaled or exceeded $15.00 for at least five consecutive trading days, or (b) the fifth anniversary of the date of grant, and (iii) one-quarter of the option shares will become cumulatively exercisable (a) in 20% increments on each of the fourth through eighth anniversaries of the date of grant, or (b) if earlier, on the first date on which the closing price of the Common Stock has equaled or exceeded $25.00 for at least five consecutive trading days, in each case provided that the optionee remains in continuous service with the Company or any subsidiary until the applicable anniversary or date.

(4)      These options were granted under the 1989 Option Plan.

(5) These options were granted on December 6, 1999. The options will become exercisable as follows: 100% of the Option Shares will vest and become exercisable on December 6, 2001, provided that the Option remains in continuous service with the Company or any Subsidiary until such date.

(6) These options were granted on February 6, 2000. The options will become exercisable as follows: 100% of the Option Shares will vest and become exercisable on February 6, 2002, provided that the Option remains in continuous service with the Company or any Subsidiary until such date.

AGGREGATED OPTION EXERCISES DURING FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF                    VALUE OF
                                                                SECURITIES                  UNEXERCISED
                                                                UNDERLYING                  IN-THE-MONEY
                                                                UNEXERCISED                   OPTIONS
                                SHARES                            OPTIONS                AT FISCAL YEAR-END
                               AQUIRED         VALUE        AT FISCAL YEAR-END                  ($)
                                  ON         REALIZED          EXERCISABLE/                 EXERCISABLE/
NAME                           EXERCISE         ($)           UNEXERCISEABLE             UNERXERCISABLE (1)
----                           --------         ---           --------------             ------------------
Anthony J. Fant                   -              -            79,375 / 135,000           1,344,922 / 2,146,875
Donald R. Reynolds                -              -            16,875 / 55,000              256,641 / 809,375
Steve E. Tondera, Jr.             -              -            70,000 / 105,000           1,273,427 / 1,698,750
W. Thomas Goodnow                 -              -            23,750 / 70,000              427,109 / 1,190,625
Stephen K. Petersen               -              -            10,500 / 35,500              164,156 / 536,656


(1) Calculated as the difference between the closing price of the Common Stock on August 31, 2000, which was $23.25, and the option exercise price multiplied by the number of shares exercisable/unexercisable. If the option price is greater than the closing price on August 31, 2000, the value is $0.

There were no options exercised by the Named Executive Officers during fiscal 2000. The Company does not have any outstanding stock appreciation rights.

CHANGE IN CONTROL AGREEMENTS

         Previously the Company had entered into agreements regarding employment/compensation upon change in control with certain executive officers of the Company. A change of control occurred in August 1998. In the case of Mr. Courtney, the Company entered into an agreement with him on November 20, 1998, pursuant to which the Company paid him $540,000 over a two-year period. In the case of Mr. Nordquist, the Company entered into an agreement with him on February 10, 1999, pursuant to which Mr. Nordquist resigned as an officer immediately. The Company paid him his base salary of $110,000 for the one-year period ending February 10, 2000. In the case of Jerald Mortenson, the Company entered into an agreement with him on April 24, 2000 pursuant to which Mr. Mortenson resigned his officership as of June 1, 2000, and resigned from his employment with the Company on August 31, 2000. The Company made a lump sum separation payment of $46,500 to Mr. Mortenson. By their terms, all such change in control agreements expired as of August 2000.

STOCK OPTION PLANS

         In addition to the 1998 Director Plan, the Company has adopted, and the shareholders have approved, two stock option plans pursuant to which the Company may provide stock-based awards to its officers, directors, employees and consultants. The Compensation Committee administers these plans and determines to whom awards are to be granted and the terms and conditions, including the number of shares and the period of exercisability, thereof.


1998 STOCK OPTION PLAN. The Company's 1998 Stock Option Plan (the "1998 Option Plan") authorizes the grant of option rights, stock appreciation rights, awards of restricted shares and awards of deferred shares. The number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the 1998 Option Plan may not in the aggregate exceed 600,000 shares.

1989 OMNIBUS STOCK COMPENSATION PLAN. The 1989 Omnibus Stock Compensation Plan (the "1989 Option Plan") provides for grants of both incentive stock options, intended to qualify as such under Section 422 of the Code, and non-statutory stock options, stock appreciation rights, restricted stock, deferred stock, stock purchase rights, and other stock-based awards. Except for the authority to grant incentive stock options, which expired in 1999, the 1989 Option Plan has no expiration date but may be terminated by the Board of Directors at any time, subject to the rights of the holders of options or other awards previously granted under the 1989 Option Plan. The number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the 1989 Option Plan may not in the aggregate exceed 2,000,000 shares.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee has furnished the following report on executive compensation: Since its inception, the Compensation Committee of the Board of Directors has been responsible for supervising and recommending for full Board approval the compensation and benefits of the executive officers of the Company. The Committee has reviewed, at least annually, competitive salary levels at other companies and set salary ranges for executive officer positions based on a philosophy of placing the average of the range in relation to the competitive value of the position. From this reference point, the base salaries of executive officers of the Company have been set to be commensurate with their experience, scope of duties and responsibilities and overall level of performance. At present, the executive compensation program is comprised of salary, bonuses, incentive opportunities in the form of stock options, and miscellaneous benefits typically offered to executives of similar type corporations. Along with other eligible employees, executive officers also participate in an Employee Stock Purchase Plan. The compensation and bonuses for all executive officers, including the Chief Executive Officer, have been based on the performance of the organization. During fiscal year 2000, in setting the compensation for the Chief Executive Officer, the Compensation Committee also took into consideration peer group comparisons of compensation for chief executive officers and the contribution of the Chief Executive Officer to the overall performance of the Company. Annual incentive plans for executive officers and the entire staff of the Company were developed and implemented in fiscal year 2000. Specific goals for the organization were established along with specific goals for individual departments. This program was developed to enhance shareholder value and enable the organization to attract and retain competent management and employees. The foregoing report is furnished by David Ortlieb(Chairman) and Messrs. Finch and Traynor.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As stated above, David Ortlieb and Messrs. Finch and Traynor, comprise the Compensation Committee of the Board of Directors. No member of the Compensation Committee of the Board of Directors was an officer, former officer, or employee of the company or any of its subsidiaries during fiscal 2000 or at any other time.

AUDIT COMMITTEE REPORT

         The members of the audit committee are Edwin Finch (Chairman), and Messrs. Ortlieb, and Traynor, all of who are independent as that term is defined in the NASDAQ listing standards. The audit committee held 5 meetings during fiscal year 2000. On June 12, 2000, the Company's board of directors adopted a written Audit Committee Charter, a copy of which is provided herewith as Appendix A. The audit committee has reviewed and discussed the audited financial statements for fiscal year 2000 with the management of the Company. Additionally, the audit committee has discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61. The audit committee also has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors' independence. Based on the discussions and reviews noted above, the audit committee recommended to the Company's board of directors that the audited financials be included in the Company's annual report on Form 10-KSB.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

         The following line graph compares the cumulative total shareholder return on the Company's Common Stock to the cumulative total return of the Russell 2000 (IUX) and the PHGILASemiCon (SOX.X) Index for the last five years.


        Dollar      Date        HEI Inc.     Russell 2000         PHIGILASemiCon
          100     8/1/1995          100            100                  100
          150     8/1/1996       115.22         112.58                61.48
          200     8/1/1997        80.43          173.4                135.4
          250     8/1/1998        82.61         177.34                70.19
          300     8/1/1999       113.59         201.09               189.37
          350     8/1/2000       404.35         244.59               418.31
          400
          450

CERTAIN TRANSACTIONS

         Pursuant to a Letter Agreement, dated September 10, 2000, between Mr. Fant and HEI (the "Letter Agreement"), Mr. Fant agreed to sell to HEI and HEI agreed to purchase from Mr. Fant 1,214,300 shares (the "CMED Shares") of common stock, no par value, of Colorado MEDtech, Inc., a Colorado corporation, in exchange for (a) 235,000 shares of common stock, par value $.05 per share, of HEI and (b) the assumption by HEI of $3,072,650.26 of indebtedness of Mr. Fant, which indebtedness was incurred by Mr. Fant in connection with the acquisition of the CMED Shares. The original exchange of shares was part of the Company's plan to acquire CMED. The Company decided not to proceed and the Company and Mr. Fant decided to rescind the Letter Agreement on October 25, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that officers and directors of the Company and persons who own more than 10% of a registered class of the Company's equity securities file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it with respect to fiscal 2000 and written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers and directors have been complied with except that Edwin W. Finch, III filed one late report on Form 4 for a transaction occurring in February, 2000. Mr. Finch's Report was filed on March 21, 2000.

                                 PROPOSAL NO. 2

                    APPROVAL OF INCREASE IN NUMBER OF SHARES
                      AUTHORIZED FOR 1998 STOCK OPTION PLAN

         Employees are entitled to participate in the Company's 1998 Stock Option Plan (the "1998 Option Plan"). The 1998 Stock Option Plan was adopted by the Company effective as of November 18, 1998 and approved by the shareholders of the Company at the January 1999 Annual Meeting. As originally adopted, and approved by shareholders, 400,000 shares of the Company's Common Stock were reserved for issuance under the 1998 Option Plan. During fiscal year 2000 the Board and shareholders approved an increase of 200,000 in the number of shares to be issued under the 1998 Option Plan. The Board has now approved, and is recommending an increase of 400,000 in the number of shares that may be issued under the 1998 Option Plan.

PROPOSED INCREASE IN NUMBER OF SHARES

         The 1998 Option Plan authorizes the grant of options to purchase shares of Common Stock ("Option Rights"), stock appreciation rights ("Appreciation Rights"), restricted shares ("Restricted Shares") and deferred shares ("Deferred Shares"). A maximum of 600,000 shares of Common Stock is currently authorized to be issued under the 1998 Option Plan. As of the end of the 2000 fiscal year, all but 1,800 shares had been issued or were subject to currently outstanding Option Rights. Since adoption of the 1998 Option Plan in 1998, 50,300 shares have been issued upon exercise of Option Rights. As of November 18, 1999, there were outstanding Option Rights to purchase 547,900 shares of Common Stock.

         The Board of Directors believes that granting Option Rights, Appreciation Rights, Restricted Share awards and Deferred Share awards is important to attract and retain qualified officers, directors and other key employees of, and consultants to, the Company and its subsidiaries, and to motivate these key employees to produce a superior return to shareholders of the Company. It is the intention of the Board to use these options as incentives to executives and management. In furtherance of this goal the vesting thresholds are purposefully set at levels that are 3 to 4 times the share price at the time of grant. Option Rights, Restricted Share awards and Deferred Share awards (and, in some cases, Appreciation Rights) enable employees to acquire shares of Common Stock of the Company, thereby increasing their personal involvement in the Company, offering them an opportunity to realize stock appreciation, and rewarding them for achieving a high level of corporate financial performance. Option Rights, Appreciation Rights, Restricted Share awards and Deferred Share awards also enable the Company to obtain and retain the services of certain key employees and are a means of compensating employees of the Company without depleting the Company's cash resources.

         In order to have sufficient shares available for issuance under the 1998 Option Plan, the Board has recommended that the number of shares reserved and available for issuance under the 1998 Option Plan be increased by 400,000.

DESCRIPTION OF PLAN

         The Compensation Committee may grant Option Rights that entitle the optionee to purchase shares of Common Stock at a price not less than fair market value on the date of grant, and the exercisability of Option Rights may be conditioned on the achievement of Management Objectives. Subject to adjustment as provided in the 1998 Option Plan, no participant may be granted Option Rights and Appreciation Rights, in the aggregate, for more than 200,000 shares during any calendar year. The Compensation Committee may provide that the option price is payable at the time of exercise (i) in cash, (ii) by the transfer to the Company of non-forfeitable, non-restricted shares of Common Stock that are already owned by the optionee, (iii) with any other legal consideration the Compensation Committee may deem appropriate, or (iv) by any combination of the foregoing methods of payment. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates. Any grant may provide for automatic grant of reload option rights upon the exercise of Option Rights, including reload option rights, for shares of Common Stock or any other non-cash consideration authorized under the 1998 Option Plan, except that the term of any reload option right will not extend beyond the term of the Option Right originally exercised. Option Rights granted under the 1998 Option Plan may be Option Rights that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, or Option Rights that are not intended to so qualify. Any grant may provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis or may provide that dividend equivalents be credited against the option price. No Option Right may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment with, or continuous engagement of consulting services by, the Company or any subsidiary that is necessary and/or the individual or aggregate Management Objectives that must be satisfied before the Option Rights will become exercisable. Each grant also may provide for the earlier exercise of the Option Rights in the event of a change of control of the Company or other similar transaction or event. Successive grants may be made to the same optionee regardless of whether Option Rights previously granted to him or her remain unexercised.

         Appreciation Rights granted under the 1998 Option Plan may be either freestanding Appreciation Rights or Appreciation Rights that are granted in tandem with Option Rights. An Appreciation Right represents the right to receive from the Company the Spread, or a percentage thereof not in excess of 100%, between the base price per share of Common Stock in the case of a free-standing Appreciation Right, or the option price of the related Option Right in the case of a tandem Appreciation Right, and the fair market value of the Common Stock on the date of exercise of the Appreciation Right. Tandem Appreciation Rights may only be exercised at a time when the related Option Right is exercisable and the Spread is positive, and the exercise of a tandem Appreciation Right requires the surrender of the related Option Right for cancellation. A free-standing Appreciation Right must specify a base price, which may be equal to or greater or less than the fair market value of a share of Common Stock on the date of grant, must specify the period of continuous employment, or continuous engagement of consulting services, that is necessary and/or the individual or aggregate Management Objectives that must be satisfied before the Appreciation Right becomes exercisable (except that it may provide for its earlier exercise in the event of a change in control of the Company or other similar transaction or event) and may not be exercised more than ten years from the date of grant. Any grant of Appreciation Rights may specify that the amount payable by the Company upon exercise may be paid in cash, Common Stock or a combination thereof and may either (i) grant to the recipient or retain in the Compensation Committee the right to elect among those alternatives or (ii) preclude the right of the participant to receive, and the Company to issue, Common Stock or other equity securities in lieu of cash. In addition, any grant may specify that the Appreciation Right may be exercised only in the event of a change in control of the Company. Subject to adjustment as provided in the 1998 Option Plan, no participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 200,000 shares during any calendar year. The Compensation Committee may condition the award of Appreciation Rights on the achievement of one or more Management Objectives and may provide with respect to any grant of Appreciation Rights for the payment of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

         An award of Restricted Shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration or for consideration in an amount that is less than the fair market value of the shares on the date of grant, as the Compensation Committee may determine. The Compensation Committee may condition the award on the achievement of specified Management Objectives. Restricted Shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Compensation Committee. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve the Company as an officer or other salaried employee during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue. The Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change in control of the Company or other similar transaction or event.

         An award of Deferred Shares constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the performance of services, subject to the fulfillment of such conditions during the Deferral Period (as defined in the 1998 Option Plan) as the Compensation Committee may specify. During the Deferral Period, the participant has no right to transfer any rights covered by the award and no right to vote the shares covered by the award. On or after the date of any grant of Deferred Shares, the Compensation Committee may authorize the payment of dividend equivalents thereon on a current, deferred or contingent basis in either cash or additional shares of Common Stock. Grants of Deferred Shares may be made without additional consideration or for consideration in an amount that is less than the fair market value of the shares on the date of grant. Deferred Shares must be subject to a Deferral Period, as determined by the Compensation Committee on the date of grant, except that the Compensation Committee may provide for a shorter Deferral Period in the event of a change in control of the Company or other similar transaction or event. The Compensation Committee may condition the award of Deferred Shares on the achievement of one or more Management Objectives.

         No Option Right or Appreciation Right is transferable by a participant except (i) by will or the laws of descent and distribution, (ii) to one or more members of the participant's immediate family, or (iii) to a trust established for the benefit of the participant and/or one or more members of the participant's immediate family. In addition, Option Rights and Appreciation Rights may not be exercised during a participant's lifetime except by (i) the participant, (ii) a permitted transferee of the Participant, or (iii) in the event of the legal incapacity of the participant or any such transferee, by the guardian or legal representative of the participant or such transferee (as applicable) acting in a fiduciary capacity on behalf thereof under state law and court supervision. The Compensation Committee may specify at the date of grant that all or any part of the shares of Common Stock that are to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or upon the termination of the Deferral Period applicable to Deferred Shares, or are to be no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the 1998 Option Plan with respect to Restricted Shares, are subject to further restrictions on transfer.

         The maximum number of shares that may be issued or transferred under the 1998 Option Plan, the number of shares covered by outstanding Option Rights or Appreciation Rights and the option prices or base prices per share applicable thereto, and the number of shares covered by outstanding grants of Deferred Shares, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events. In the event of any such transaction or event, the Compensation Committee may in its discretion provide in substitution for any or all outstanding awards under the 1998 Option Plan such alternative consideration as it may in good faith determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Compensation Committee may also, as it determines to be appropriate in order to reflect any such transaction or event, make or provide for such adjustments in the number of shares that may be issued or transferred and covered by outstanding awards granted under the 1998 Option Plan and the number of shares permitted to be covered by Option Rights and Appreciation Rights, granted to any one participant during any calendar year.

         The Compensation Committee must consist of not less than two non-employee directors who are "non-employee directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. In connection with its administration of the 1998 Option Plan, the Compensation Committee is authorized to interpret the 1998 Option Plan and related agreements and other documents. The Compensation Committee may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the 1998 Option Plan and may condition the grant of awards on the surrender or deferral by the participant of the participant's right to receive a cash bonus or other compensation otherwise payable by the Company or a subsidiary to the participant. The 1998 Option Plan may be amended from time to time by the Compensation Committee but, without further approval by the shareholders of the Company, no such amendment may (i) increase the aggregate number of shares of Common Stock that may be issued or transferred and covered by outstanding awards or increase the number of shares which may be granted to any participant in any calendar year or (ii) otherwise cause Rule 16b-3 to cease to be applicable to the 1998 Option Plan.

         The total number of stock options or other awards that will be granted under the 1998 Option Plan in the future is not determinable at this time. The 1998 Option Plan is not the exclusive means by which the Company may grant equity-based incentive awards and in no way limits the ability of the Company to grant equity-based awards outside the 1998 Option Plan.

TAX RULES

         The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 1998 Option Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         In general: (i) no income will be recognized by an optionee at the time a nonqualified Option Right is granted; (ii) at the time of exercise of a nonqualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are non-restricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified Option Right, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. No income generally will be recognized by an optionee upon the grant or qualifying exercise of an incentive stock option. However, for purposes of calculating the Optionee's alternative minimum tax, if any, the difference between the fair market value of the shares of Common Stock at exercise and the option exercise price constitutes an item of adjustment. If shares of Common Stock are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. No income will be recognized by a participant in connection with the grant of an Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the fair market value of any non-restricted shares of Common Stock, received pursuant to the exercise. A recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares reduced by any amount paid by the recipient at such time as the shares are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under
Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject at that time to a substantial risk of forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. No income generally will be recognized upon the grant of Deferred Shares. The recipient of a grant of Deferred Shares generally will be subject to tax at ordinary income rates on the fair market value of non-restricted shares of Common Stock on the date that the Deferred Shares are transferred to him or her, reduced by any amount paid by him or her, and the capital gains or loss holding period for the Deferred Shares will also commence on that date.

         To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1.0 million limitation on certain executive compensation and (ii) any applicable reporting obligations are satisfied.

REQUIRED VOTE; BOARD RECOMMENDATION

         The affirmative vote of a majority of the shares of Common Stock entitled to vote and present or represented by Proxy is necessary for the approval of the increase in the number of shares of Common Stock subject to the 1998 Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED UNDER THE 1998 OPTION PLAN BY 400,000 SHARES OF COMMON STOCK.

         Unless you specify otherwise, it is the intention of the persons named in the accompanying Proxy to vote FOR the increase to the number of shares authorized to be issued under the 1998 Option Plan.

                                  OTHER MATTERS

         The Board does not intend to present any business to the meeting other than as specifically set forth in the Notice of Annual Meeting of Shareholders and currently knows of no other business to come before the meeting. If any other matters are properly brought before the meeting, the Proxies will vote on such matters in accordance with their judgment of the best interests of HEI.

RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         On September 3, 1998, PricewaterhouseCoopers LLP resigned as independent certified public accountants for the Company. During the two most recent years through the date of resignation, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. PricewaterhouseCoopers LLP's report on the Company's consolidated financial statements for the two most recent years through the date of resignation did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

         The Company selected KPMG LLP, upon the approval of the Board, to be its independent accountants for fiscal years 1998, 1999 and again for 2000. The Board has also approved the selection of KPMG LLP to be its independent certified public accountants for fiscal 2001.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's executive offices, 1495 Steiger Lake Lane, Victoria, MN 55386, no later than August 3, 2001. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. Shareholders who intend to present a proposal at next year's Annual Meeting of Shareholders without including such proposal in the Corporation's proxy statement must provide the Corporation with notice of such proposal not less than 30 days prior to the date of next year's Annual Meeting of Stockholders. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

AVAILABILITY OF REPORT ON FORM 10-KSB

The Company's 2000 Report on Form 10-KSB may be obtained by writing to HEI Shareholder Relations, P.O. Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386.

By Order of the Board of Directors
Steve E. Tondera, Jr.
Corporate Secretary

Dated: November 29, 2000


(1) ELECTION OF DIRECTORS

/ / FOR all nominees listed below (except as                        / /  WITHHOLD AUTHORITY to vote for ALL nominees below
    marked to the contrary below)

Nominees:  01  Anthony J. Fant        02 Edwin W. Finch, III
           03  David W. Ortlieb       04 Steve E. Tondera, Jr
           05 Mack V. Traynor, III

Instructions: To withhold authority to vote                         / /
for any individual nominee, write the number
of nominee in box provided to the right.

                               -PLEASE FOLD HERE-

(2) INCREASE IN SHARES AUTHORIZED FOR 1998 STOCK OPTION PLAN

(3) In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR THE ELCECTION OF ALL NOMINEES FOR DIRECTOR.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
ENVELOPE.

Address Change? Mark Box / /
Indicate changes below:

                                                                   Date
                                                                       --------------------------------

                                                                                    / /

                                                                   PLEASE SIGN ABOVE EXACTLY AS NAME APPEARS HEREON.
                                                                   EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC.
                                                                   SHOULD SO INDICATE WHEN SIGNING. IF A CORPORATION,
                                                                   PLEASE SIGN IN FULL CORPORATION NAME BY THE PRESIDENT
                                                                   OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE
                                                                   SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

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                                   HEI, INC.
                     PROXY FOR ANNUAL SHAREHOLDERS MEETING
                                JANUARY 24, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Steve E. Tondera, Jr. and Donald R.
Reynolds as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of HEI, Inc. held of record by the undersigned on November 20, 2000, at the Meeting of Shareholders to be held at 3:00 p.m., on Wednesday, January 24, 2001 or any adjournment thereof.